Exhibit 10.1

PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Westminster, California
Original Principal Amount: $280,000	Issuance Date: September 19, 2018
Instrument #: 33146

FOR VALUE RECEIVED, BIOLARGO, INC., a corporation organized under the laws of the state of Delaware (“Issuer”), promises to pay to the order of Vernal Bay Investments, LLC (hereafter, together with any subsequent holder hereof, called “Holder”), at its address, or at such other place as Holder may direct, the “Original Principal Amount” noted above (the “Loan Amount”), payable on January 5, 2019 (the “Maturity Date”). This note is duly authorized issue of the Issuer, purchased by the initial Holder pursuant to the subscription agreement (“Subscription Agreement”) submitted by the original Holder and accepted by the Issuer on the “Issuance Date” noted above (the “Issuance Date”) (referred to herein as the “Note”). The funds may be used by the Company to retire outstanding debt, or for working capital, in the Company’s discretion.

The Issuer agrees to pay interest on the unpaid Loan Amount from time to time outstanding hereunder at the following rates per year, compounded annually before the Maturity Date, whether by acceleration or otherwise, at the rate per annum equal to twelve percent (12%). So long as an Event of Default (as defined in Section 4 below) has not occurred, Issuer may extend the Maturity Date of the Note by 60 days by giving written notice to Holder at any time prior to the Maturity Date, and in such event the Principal Amount of this Note will increase by ten percent (10%), effective as of the date of the notice.

Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America, as set forth below.

     The Note is subject to the following additional provisions:

1.     Interest. Accrual of interest shall commence as of the Issuance Date and shall be due on the Maturity Date. Unless otherwise agreed in writing by both parties hereto, the interest so payable will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Issuer regarding registration and transfers of the Note (the “Note Register”), provided, however, that the Issuer’s obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in this Note and the Subscription Agreement that the original Holder executed at the time of making an investment in the Issuer.

2.     Withholdings. The Issuer shall be entitled to withhold from all payments of principal and/or interest of this Note any amounts required to be withheld under the applicable provisions of the Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

3.     Transfer. This Note has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Subscription Agreement. Prior to the due presentment for such transfer of this Note, the Issuer and any agent of the Issuer may treat the person in whose name this Note is duly registered in the Note Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Note is overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original Holder by the same representations and terms described herein and under the Subscription Agreement.

4.     Events of Default. Each of the following occurrences is hereby defined as an “Event of Default”:

a.     Nonpayment. The Issuer shall fail to make any payment of principal, interest, or other amounts payable hereunder when and as due, and at least ten (10) days have elapsed since Holder has demanded such payment without cure by the Issuer; or

b.     Dissolutions, etc. The Issuer or any subsidiary shall fail to comply with any provision concerning its existence or any prohibition against dissolution, liquidation, merger, consolidation or sale of assets; or

c.     Noncompliance with this Agreement. The Issuer shall fail to comply in any material respect with any provision hereof, which failure does not otherwise constitute an Event of Default, and such failure shall continue for ten (10) days after the occurrence of such failure; or

d.     Bankruptcy. The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing; or

e.     Other Debts. The Company or any subsidiary of the Company shall default in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created; or

f.     Public Trading. The common stock of the Company is suspended or delisted for trading on the Over the Counter OTCQB Venture Marketplace or NASDAQ; the Company shall become late or delinquent in its filing requirements as a fully- reporting issuer registered with the Securities & Exchange Commission, or the Company shall fail to meet all requirements to satisfy the availability of Rule 144 to the Investor or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website.

5.     Holder’s Election upon Default. Upon the occurrence of any Event of Default (without the need for any party to give any notice or take any other action), this Note (and all interest through such date) shall be immediately due and payable. . It is agreed that in the event of such action, such Holder shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys. The parties acknowledge that a change in control of the Issuer shall not be deemed to be an Event of Default as set forth herein.

6.     Invalid or Unenforceable Provisions. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed by an officer thereunto duly authorized.

BIOLARGO, INC.

By:	/s/Dennis P. Calvert
Name:	Dennis P. Calvert, President

Original Holder: Vernal Bay Investments, LLC

Issuance Date: September 19, 2018

Original Principal Amount: $280,000

Instrument Number: 33146